UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2006

Distributed Energy Systems Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50453	20-0177690
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Technology Drive Wallingford, Connecticut	06492
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 678-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 13, 2006, the Registrant revised its compensation program for non-employee directors, effective beginning in 2007.

As part of this revised program, each non-employee director will receive annually restricted common stock of the Registrant having a value of $40,000. Such shares will vest monthly over a one-year period and be issued at the beginning of the year. The director may elect to receive $12,000 of this compensation in cash at the beginning of the year. The chairman of the board of directors has discretion to reduce or eliminate the unvested stock portion of this compensation for each director based on such director’s record of attendance at scheduled meetings during the year. In addition, the chairman of the board of directors of the Registrant will receive annually restricted common stock of the Registrant having a value of $32,000. Such shares will vest monthly over a one year period. The chairman may elect to receive $9,600 of this compensation in cash at the beginning of the year. The chairmen of the audit, compensation and nominating and corporate governance committees of the board of directors will also receive annually restricted common stock of the Registrant having a value of $16,000, in the case of the audit committee, $12,000 in the case of the compensation committee, and $8,000 in the case of the nominating and corporate governance committee. Such shares will vest monthly over a one year period. Each committee chairman may elect to receive 30% of the value of the restricted stock award in cash at the beginning of the year.

In addition, the program provides for the grant of options to purchase 20,000 shares of common stock to each new non-employee director upon his or her appointment to the board of directors. These options will have an exercise price equal to the fair market value of the common stock at the date of grant and vest at the end of the three-year period.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On December 13, 2006, the Registrant’s Board of Directors appointed Richard S. Grant as a director. Mr. Grant will serve as a Class II director, with a term expiring upon the election and qualification of directors at the annual meeting of stockholders to be held in 2008. Mr. Grant is expected to serve on the Compensation Committee of the Board of Directors. As a non-employee director, Mr. Grant will participate in the Registrant’s non-employee director compensation program described in Item 1.01 above.

Item 7.01. Regulation FD Disclosure.

On December 14, 2006, the Registrant issued a press release announcing the appointment of Richard S. Grant as a member of the Registrant’s board of directors. A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit relating to Item 7.01 shall be deemed to be furnished, and not filed:

99.1	Press release announcing the appointment of Richard S. Grant to the Board of Directors, issued by the Registrant on December 14, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISTRIBUTED ENERGY SYSTEMS CORP.

Date: December 14, 2006	By:	/s/ Peter J. Tallian
Peter J. Tallian
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release announcing the appointment of Richard S. Grant to the Board of Directors, issued by the Registrant on December 14, 2006 (furnished herewith).